UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 24, 2004

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02. DEPARTURE	OF PRINCIPAL OFFICER.

Bank of America Corporation announced today a number of leadership changes, effective immediately. The company also announced that Bradford H. Warner, President – Premier and Small Business Banking, has decided to leave the company effective September 30, 2004. A copy of the related press release is attached as Exhibit 99.1 hereto.

Mr. Warner previously became entitled to certain severance benefits as a result of the 1999 merger between BankBoston Corporation and Fleet Financial Group, Inc. As previously disclosed in the joint proxy statement-prospectus relating to the Bank of America and FleetBoston merger and in other public filings of FleetBoston, these BankBoston severance benefits are fully vested, are brought forward with interest and are payable following any termination of employment. The balance of these deferred BankBoston severance benefits as of July 31, 2004 is $7,965,239. These deferred BankBoston severance benefits continue to be credited with interest each month at the prior month’s one year constant maturity treasury rate, and are payable in a lump sum.

In addition, under an employment agreement that Mr. Warner previously entered into with FleetBoston in 1999, he is entitled to receive approximately $4,446,000, representing three years of additional age and service credit under FleetBoston’s tax-qualified and supplemental defined benefit retirement plans and three years of employer contributions under FleetBoston’s tax-qualified and supplemental defined contribution retirement plans. He is also entitled to three years of continued welfare benefit coverage.

Also as disclosed in the joint proxy statement-prospectus, Mr. Warner entered into an employment agreement with Bank of America effective upon the closing of the merger. Pursuant to this agreement, he will be entitled to receive $1,876,712 as a pro rata annual bonus for his services through September 30, 2004, and $6,400,000 as an amount equal to two times the sum of his annual base salary and highest annual bonus in the last three years.

The joint proxy statement-prospectus also described the company’s obligation under both the pre-existing agreement with FleetBoston and the employment agreement with Bank of America to make an additional payment to Mr. Warner if any of the benefits received under the agreements are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code. The additional payment is intended to restore Mr. Warner to the after-tax position that he would have been in if the excise tax had not been imposed.

ITEM 9.01. EXHIBITS.

(c) Exhibits.

      The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated August 24, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Jacqueline Jarvis Jones
Jacqueline Jarvis Jones Assistant General Counsel

Dated: August 24, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated August 24, 2004.